                                                                    Exhibit 21.1
                                 Subsidiaries

CEX Holdings, Inc. (Colorado)
        Resource Data Systems, Inc.
        Towne Office Supply, Inc.
        Jay 'N Bee Office Solutions, Inc.
        2 Point Courier, Inc.
        Distribution Solutions, Inc.
               Ashabranner-Eubanks Interests, Inc.
               Distribution Solutions-Dallas, Inc.
               Distribution Solutions - Houston, Inc.
               Distribution Solutions-San Antonio, Inc.
               Transportation Innovations, Inc. (d/b/a NOVA)
        Classic Air, Inc.
        Elite Courier, Ltd.
        H & H Associates, Inc.
        Innovative Transportation Concepts, Inc.
        John C. Brimo and Associates, Inc.
        Metro Air, Inc.
        Midnite Express International Courier, Inc.
        Midnite II Acquisition, Inc.
               Midnite Express International Couriers Limited
        Midnite III Acquisition, Inc.
               Midnite Express International (Australia) Pty. Limited
        NYC Express, Inc.
        OK Express, Inc.
        Pronto Delivery Service, Inc.
        Rushtrucking, Inc.
        Corporate Express of the South, Inc. (Delaware)
               Schooley, Inc. (Delaware)
               Lake Charles Office Plus, Inc. (Louisiana)
               CE Miami Real Estate, Inc. (Delaware)
               Columbia Office Supply Co. (South Carolina)
               Jim Ammons Office Supply, Inc. d/b/a Ammons Office Plus (North Carolina)
               Forms & Supplies, Inc. (Tennessee)
               Precision Business Supplies, Inc. (Georgia)
               Ideal, Inc. (Illinois)
               Bishop Office Furniture Company, Inc.
               Carr Printing & Office Supplies, Inc.

        Corporate Express of the West, Inc. (Colorado)
               International Office Equipment and Supply Co.

        Corporate Express of Texas, Inc. (Delaware)

        Hermann Marketing, Inc.

        Corporate Express of the East, Inc. (Delaware)
               Federal Sales Service, Inc. (Virginia)
               Contemporary Office Products, Inc. (Ohio)
               Laser Perfect Products, Inc. (Massachusetts)
               Office Essentials of Madison, Inc. (Wisconsin)
               OP2000, Inc. (Delaware)
               Office Products Network of North America, Inc. (Maryland) Virginia Impressions Products Co., Inc. (Virginia)
               MicroMagnetic Systems, Inc.

                                                                    Exhibit 21.1


        United TransNet, Inc
               Tricor America, Inc.
               Lanter Courier Corp.
               Eddy Messenger Service, Inc.
               Sunbelt Courier, Inc.
               Film Transit, Inc.
               3D Distribution Systems, Inc.
                      3D Package Express, Inc.
               Courier Dispatch Group, Inc.
               UTN Contract Services Corp.
               Dependable Courier Services, Inc.
               Sunstate Courier, Inc.
               Airvantage Courier, Inc.
               Commercial Courier Express, Inc.
               Armstrong Courier, Inc.

        Richard Young Journal, Inc. (Delaware)
               International Business Supplies Corporation (Maryland)

        Ross-Martin Company, Inc. (Delaware)

        Corporate Express Real Estate, Inc. (Delaware)

        St. Paul Book and Stationery Company

        CEX Land Company

        ASAP Software Express, Inc. (Illinois)

        Sofco-Mead, Inc.
               Sofco, Inc.
               DJ Mead Hubbs & Howe, Inc.
               SQP, Inc.
               Sofco of Ohio, Inc.
               S&O Property, Inc.
               SMI Management, Inc.

        Corporate Express Delivery Systems, Inc.
               American Delivery System, Inc. (Michigan)
               U.S. Delivery Distribution Services, Inc. (Michigan) CallCenter Services, Inc. (Delaware)
               New Delaware Delivery, Inc. (Delaware)
               Red Arrow Corporation
               S.R.G. Enterprises, Inc.  (New York)
               U.S. Delivery Systems - Intermountain, Inc.
               U.S. Delivery Leasing - Intermountain, Inc. (Delaware) U.S. Delivery Systems - Mid-Atlantic, Inc. (Delaware) U.S. Delivery Leasing - Mid-Atlantic, Inc. (Delaware) U.S. Delivery Systems - Mid-West, Inc. (Delaware) U.S. Delivery Leasing - Mid-West, Inc. (Delaware) U.S. Delivery Systems - New England, Inc. (Delaware) U.S. Delivery Leasing - New England, Inc. (Delaware) U.S. Delivery Systems - Northeast, Inc. (Delaware) U.S. Delivery Leasing - Northeast, Inc. (Delaware) U.S. Delivery Systems - Southeast, Inc. (Delaware) U.S. Delivery Leasing - Southeast, Inc. (Delaware)

                                                                    Exhibit 21.1

               U.S. Delivery Systems - Southwest, Inc.  (Delaware)
               U.S. Delivery Leasing - Southwest, Inc.  (Delaware)
               U.S. Delivery Systems - West Coast, Inc. (Delaware)
               U.S. Delivery Systems - West Coast, Inc.  (Delaware)
               U.S. Delivery Leasing - West Coast, Inc.  (Delaware)
               U.S. Delivery Administration, Inc. (Nevada)
               U.S. Delivery Management Business Trust (Delaware Business Trust) U.S. Delivery Systems - West Coast, Inc. (Delaware)
               U.S. Delivery Leasing - West Coast, Inc.  (Delaware)
               U.S. Delivery Administration, Inc. (Nevada)
               U.S. Delivery Management Business Trust (Delaware Business Trust)

International

        Corporate Express (Holdings) Limited
        Anewstart, Limited
               Corporate Express (UK) Ltd (51%)
                      The Harrison Terry Group
                             Stationery and Office Supplies Limited
                             Harrison Terry & Co Limited
                             Harrisons Ltd
                             Harrison Terry Print Limited
                             Harrison Terry (Cambridge) Limited
                             Burton Office Products Limited
                             Sare & Company Limited
                             South West Office Products Limited
                             Harrison Terry Office Products Limited
                      Clix Magna plc
                      Caldwells The Stationers Limited
                             The Manchester Stationery Company Limited
                             Caldwells Wholesale Stationers Limited
                      Chisholm's Limited
                             Norman Starbuck and Co Limited
                             Highmead Stationers Limited
                             Edis Lindner Office Equipment Limited
                             Chisholm's Print Limited
                      H. Gardiner & Co Limited
                      Padline Limited
                             Treeby Limited
                             Office Options Limited
                      Unistat (Office Supplies Systems) Limited
                      Somerset Office Supplies Limited
                             Imperial Office Supplies Limited
                      Corporate Express (Computer Supplies) Ltd

        Corporate Express Canada, Inc.

        Corporate Express South Pacific Pty Ltd.
               Corporate Express Holdings Australia Pty Limited
                      Corporate Express Finance Australia Pty Limited
                        Corporate Express Australia Limited (52%)
                        Ballment Manufacturing Co. Pty Limited
                        Corporate Express Australia (NSW) Pty Limited Corporate Express Australia (QLD) Pty Limited Corporate Express Australia (Vic) Pty Limited Corporate Express Australia (SA) Pty Limited Revson Australia Pty Limited
                        Bolton Robinson Office Supplies Pty Ltd.

                                                                    Exhibit 21.1

                        Corporate Express Australia (ACT) Pty Limited Corporate Express New Zealand Limited
                        Modern Office Design & Equipment Pty Ltd
                        * Other inactive, non-trading subsidiaries fall below
                          these trading subsidiaries

         USDS Canada, Ltd.
               Visex Courier Services, Inc.
               Swift Messenger Service Canada, Ltd.
         Corporate Express (Deutschland) GmbH
               Reese GmbH & Co.
               BIT Messerknecht GmbH
               Messerknecht BuroKommunication GmbH
               Buro-Partner
               Eugen Haas
         Nimsa, SA
               Trivial Information, SA
         Cession 26e Avenue
         SCI Siman

         CE of Southern Europe, LLC Corporate Express S.P.A.